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                                  EXHIBIT 1.1
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                       NATIONWIDE HEALTH PROPERTIES, INC.

                        1,000,000 Shares of Common Stock

                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                    May 25, 1995


NATWEST SECURITIES LIMITED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
 as Representatives of the
 several Underwriters
c/o NatWest Securities Limited
  135 Bishopsgate
  London EC2M 3XT
  England

Dear Sirs:

     Nationwide Health Properties, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), 1,000,000 shares (the "Firm Securities") of the Company's Common Stock, $0.10 par value per share ("Common Stock"). The Company has agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 150,000 share of Common Stock. Any and all shares of Common Stock to be issued and sold pursuant to such Option are referred to herein as the "Option Securities," and the Firm Securities and any Option Securities are collectively referred to herein as the "Securities." Such Securities are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule I opposite the name of each Underwriter. If the firm or firms listed in Schedule I hereto include only the firm or firms to which this Agreement is addressed above, then the terms "Underwriters" and "Representatives," as used herein, each shall be deemed to refer to such firm or firms.

     1.   Representations and Warranties.

          (a) The Company represents and warrants to, and agrees with, each Underwriter that:

          (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has filed a registration state-

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     ment on such Form (Registration No. 33-64798) which has become effective, for the registration of Common Stock, warrants, unsecured senior debt securities, and Preferred Stock, $1.00 par value per share, under the Act and the Rules and Regulations. Such registration statement, as declared effective and each amendment thereto declared effective through the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) of the Rules and Regulations and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 of the Rules and Regulations a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution of the Securities and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, and the Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          (ii) As of each of the following dates or times: (1) the date hereof, (2) when the Final Prospectus is first filed pursuant to Rule 424 of the Rules and Regulations, (3) when, prior to the Firm Closing Date (as hereinafter defined) or any Option Closing Date (as hereinafter defined), as the case may be, the Registration Statement or any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by

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     reference in the Registration Statement), (4) when any supplement to the
     Final Prospectus is filed with the Commission, (5) at the Firm Closing Date, and (6) at any Option Closing Date, (i) the Registration Statement as amended as of any such time, and the Final Prospectus or any Preliminary Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations under the Exchange Act, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

          (iii) The consolidated financial statements and schedules of the Company and its Subsidiaries (as defined herein) incorporated by reference into the Registration Statement and the Final Prospectus or any Preliminary Final Prospectus fairly present the financial condition, results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The selected financial data set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, fairly present, on the basis stated in such Annual Report, the information included therein.

          (iv) The Company has an authorized capitalization as set forth in the Preliminary Final Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Securities have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive or other similar right. No person or entity is

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     entitled to have any securities registered under the Registration
     Statement. The shares of capital stock of the Company conform to the description thereof in the Basic Prospectus.

          (v) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal or state securities laws and the public policy underlying such laws).

          (vi) The Securities have been approved for listing on the New York Stock Exchange, subject only to notice of issuance, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

          (vii) The Company is organized in conformity with the requirements for qualification and as of the date hereof operates, and as of the Firm Closing Date and any Option Closing Date will operate, in a manner that qualifies the Company as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, and will continue to operate in such a manner after consummation of the transactions contemplated by the Final Prospectus and any Preliminary Final Prospectus.

          (viii) The Company is a Maryland corporation in good standing under the laws of the State of Maryland. Except for Nationwide Health Properties Finance Corporation, a Delaware corporation, BIP Sub I, a Delaware corporation, NHP Tucson Health Care Associates Limited Partnership, a Delaware limited partnership, Nationwide Health Properties-Kansas, Inc., a Kansas corporation, MLD Financial Capital Corporation, a Delaware corporation, and MLD Texas Trust, a Texas business trust, the Company has no Subsidiaries. For purposes of this Agreement, the term "Subsidiaries" means any and all persons or entities which, at any given time, would be required to be identified as a significant subsidiary of the Company in response to Item 14 of Form 10-K of the Commission, regardless of whether the Company is required to file an annual report on Form 10-K at such time. Each of the Subsidiaries has been duly organized and is validly existing

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     in good standing under the laws of its jurisdiction of organization; and
     each of the Company and its Subsidiaries is duly qualified to transact business as a foreign organization and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material liability or disability to the Company and its Subsidiaries, taken as a whole.

          (ix) The Company and each of its Subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Final Prospectus; the shares of capital stock owned by the Company which have been issued by the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

          (x) No legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus or any Preliminary Final Prospectus and are not described therein and no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Final Prospectus or any Preliminary Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

          (xi) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus or any Preliminary Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries, taken as a whole.

          (xii) The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and

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     such as may be required under state securities or blue sky laws or (ii)
     conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its Subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its Subsidiaries.

          (xiii) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

          (xiv) Neither the Company nor, to its knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xv) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to property, business or operations of the Company and its Subsidiaries which would require disclosure in the Registration Statement and the Final Prospectus or any Preliminary Final Prospectus.

          (b) NatWest Securities Limited ("NatWest") represents and agrees that
(i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Security in, from, or otherwise involving, the United Kingdom; and (iii) it has issued or passed on and will issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities only if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemption 3) Order 1988, as amended.

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     2.   Purchase and Sale.

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $35.625 per share, the number of Firm Securities set forth opposite such Underwriter's name in
Schedule I hereto.

          (b) The Company grants the option to the several Underwriters to purchase, severally and not jointly, the Option Securities from the Company.
The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to any exercise of such option. The purchase price to be paid for any Option Securities shall be the same price per share as for the Firm Securities set forth above in subparagraph (a) of this Section 2. Such option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement, upon notice (the "Option Securities Notice") in writing or by telephone (confirmed in writing) by the Representatives to the Company no later than 5:00 p.m., New York City time, at least two and no more than seven business days before the date specified for closing in the Option Securities Notice (the "Option Closing Date") setting forth the aggregate number of Option Securities to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Securities set forth in the Option Securities Notice and, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Underwriter will purchase such percentage of the Option Securities as is equal to the percentage of Firm Securities that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

     3. Delivery and Payment. Delivery of and payment for the Firm Securities shall be made at the office of O'Melveny & Myers, counsel to the Company, 610 Newport Center Drive, Suite 1700, Newport Beach, California, at 7:00 a.m., California time, on June 2, 1995, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Firm Securities being herein called the "Firm Closing Date"). Delivery of the Firm Securities shall be made to the Representatives at the office of Stroock & Stroock & Lavan, counsel to the Underwriters, Seven Hanover Square, New York, New York, for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the

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purchase price by certified or official bank checks payable in Clearing House
(next-day) funds to the order of the Company.

     To the extent the Option is exercised, delivery of the Option Securities against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Firm Closing Date at the time and date (which may be the Firm Closing Date) specified in the Option Securities Notice.

     Certificates evidencing the Securities shall be in definitive form, registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Firm Closing Date or the Option Closing Date, as the case may be.

     The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the Firm Closing Date or the Option Closing Date, as the case may be.

     4. Agreements. The Company covenants and agrees with the several Underwriters that:

          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be mailed to the Commission for filing pursuant to Rule 424 by first class certified or registered mail and will cause the Final Prospectus to be filed with the Commission pursuant to said Rule. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Exchange Act and the respective rules and regulations promulgated by the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Final Prospectus or any Preliminary Final Prospectus, provided, that the Underwriters shall be obligated for any expenses thereof after nine months from the date hereof. The Company will advise the Representatives promptly
     (i) when the Final Prospectus shall have been mailed to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the

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     issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening (provided the Company has actual knowledge of any such threat) of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening (provided the Company has actual knowledge of any such threat) of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act or the Rules and Regulations, any event occurs as a result of which the Final Prospectus or any Preliminary Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act, the Rules and Regulations, the Exchange Act or the rules and regulations of the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of subparagraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Firm Closing Date or any Option Closing Date, as the case may be, and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act or the Rules and Regulations, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

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          (e) The Company will use its reasonable efforts to arrange for the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject.

          (f) The Company and its executive officers will not, directly or indirectly, without the prior written consent of NatWest, offer, sell, distribute or otherwise dispose (or announce any offer, sale, grant or any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, Common Stock, for a period of 90 days after the date hereof except pursuant to (i) any existing employee benefit plan which has been approved by shareholders, (ii) the Company's 8.9% Senior Subordinated Convertible Debentures due 2001 or the 6 1/4% Convertible Debentures due 1999, or (iii) this Agreement.

     5. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Firm Closing Date (including the filing of any document incorporated by reference therein) and as of the Firm Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.

          (b) The Company shall have furnished to the Representatives the opinion of O'Melveny & Myers, counsel for the Company, dated the Firm Closing Date, to the effect of subparagraphs (i) through (xiii) below:

               (i) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of

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          organization and has the corporate power and corporate authority to own its properties and conduct its business as described in the Final Prospectus;

               (ii) the Company and each of its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material liability or disability to the Company and its Subsidiaries, taken as a whole;

               (iii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, are owned, directly or indirectly, by the Company free and clear of any perfected security interest;

               (iv) the Securities conform in all material respects to the description thereof contained in the Basic Prospectus;

               (v) authorization for the listing of the Securities on the New York Stock Exchange has been given, subject to official notice of issuance and evidence of satisfactory distribution;

               (vi) to the best knowledge of such counsel, (a) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and (b) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (vii) the Registration Statement has been declared effective under the Act; to the actual knowledge of such counsel (based on such counsel's telephonic confirmation with the appropriate Commission staff) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted by the Commission or, to the actual knowledge of such counsel (based on such counsel's telephonic confirmation with the appropriate Commission staff) threatened by the Commission; the Registration Statement, the Final Prospectus and each

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          amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations under the Exchange Act;

               (viii) in connection with such counsel's preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and such counsel does not assume, any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated in the Registration Statement, the Prospectus or the documents incorporated therein. However, based on such counsel's review of the Registration Statement, the Prospectus and such incorporated documents and such counsel's participation in the conferences in connection with the preparation of the Registration Statement and the Prospectus, such counsel does not believe that the Registration Statement and such incorporated documents, considered as a whole as of the effective date of the Registration Statement, or the Prospectus, as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no opinion or belief as to the financial statements or other financial and statistical information included or incorporated by reference in the Registration Statement or the Final Prospectus;

               (ix) this Agreement has been duly authorized, executed and delivered by the Company;

               (x) no consent, approval, authorization or order of any California, New York, Maryland or federal court or governmental agency or body is required for the execution and delivery of this Agreement or the issuance and sale of the Securities by the Company under this Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and

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          such other approvals (specified in such opinion) as have been obtained;

               (xi) neither the issue and sale of the Securities, will conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of the Company or, to the best knowledge of such counsel, the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries;

               (xii) the Company has an authorized capitalization as set forth in the Prospectus; the Securities have been duly and validly authorized and when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable and free of statutory preemptive rights; and

               (xiii) such opinion regarding the qualification of the Company under the Code and applicable regulations as a REIT as shall be reasonably acceptable to the Representatives.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of California, the State of Delaware, the State of Maryland or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its Subsidiaries and public officials.

          (c) The Representatives shall have received from Stroock & Stroock & Lavan, counsel for the Underwriters, such opinion or opinions, dated the Firm Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and President or a Vice President and the principal financial or accounting officer of the Company, dated the Firm Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of their knowledge:

               (i) the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct in all material respects on and as of the Firm Closing Date with the same effect as if made on the Firm Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

               (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (e) At the Firm Closing Date, Arthur Andersen LLP ("AA") shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Firm Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Rules and Regulations, and with respect to the financial and other statistical and numerical information contained in the Registration Statement. In addition, at the time this Agreement is executed, AA shall have furnished to the Representatives a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect set forth in this subparagraph (e).

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been any material adverse change in the condition (financial or other), earnings, business or properties of the Company and its

     Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (g) Prior to the Firm Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or, with respect to any Option Securities, the Option Closing Date, by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     6. Expenses. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including, without limitation, all costs and expenses incident to (i) the printing or other production of all documents with respect to the transactions, including any costs of printing the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (v) the qualification of the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities, (vii) the listing of the Securities on the New York Stock Exchange and (viii) meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters). If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     7.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the registration statement originally filed with respect to the Securities or any amendment thereto, the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application") or (iii) the omission or alleged omission to state in such registration statement or any amendment thereto, the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse, as incurred, each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented), unless such failure was the result of noncompliance by the Company with Section 4(v) hereof, and (iii) such indemnity shall not cover any such loss, claim, damage or liability which is held in a final judgment of a court to have arisen out of the gross negligence or willful misconduct of any Underwriter. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity in subsections (i) and (ii) from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that for all purposes of this Agreement the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" or "Plan of Distribution" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Underwriters confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph
(a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or
(iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 7 in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts received by it with respect to the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Agreement Among Underwriters. For purposes of this paragraph
(d), each person, if any, who controls an Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     8. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the

Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 9 hereof. In the event of any default by one or more Underwriters as described in this Section 8, the Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

     9. Termination. This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole judgment of the Representatives, by notice given to the Company prior to delivery of and payment for the Firm Securities or any Option Securities, or if prior to such time (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by an exchange that lists the securities or the Common Stock or trading in securities generally on the New York Stock Exchange or the International Stock Exchange of the United Kingdom shall have been suspended or limited or minimum or maximum prices shall have been generally established on any such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court on other governmental authority, (ii) a banking moratorium shall have been declared by New York, United Kingdom or United States authorities or (iii) there shall have occurred any material adverse change in the financial or securities markets in the United States or the United Kingdom or any outbreak or material escalation of hostilities or declaration by the United States or the United Kingdom of a national emergency or war or other calamity or crisis, the effect of any which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Final Prospectus.

     10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of
Section 6 and 7 hereof and this Section 10 shall survive the termination or cancellation of this Agreement.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of the Underwriters, shall be mailed, delivered or telecopied and confirmed in writing to NatWest Securities Limited, 135 Bishopsgate, London EC2M 3XT, England, Attn: Mr. Melvyn Rowe, with a copy to: Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York 10004-2696, Attn: James R. Tanenbaum, Esq.; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed in writing to it at Nationwide Health Properties, Inc., 4675 MacArthur Court, Suite 1170, Newport Beach, California 92660, attention of the Company's Secretary, with a copy to:
O'Melveny & Myers, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660-6429, Attn: Gary J. Singer, Esq.

     12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act and (ii) the indemnities of the Underwriters contained in Section 7 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.


                               Very truly yours,

                               NATIONWIDE HEALTH PROPERTIES, INC.


                               By:      /s/ Gary Stark
                                  -------------------------------
                                  Name:  Gary Stark
                                  Title: Vice President

The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above-mentioned.

NATWEST SECURITIES LIMITED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED

For themselves and the other
several Underwriters, if any,
named in Schedule I to the
foregoing Agreement

By: NATWEST SECURITIES LIMITED


By:    /s/ Paul Pfolkes Davis
   --------------------------------
Name:  Paul Pfolkes Davis
Title: Managing Director,
       Equity Capital Markets

For itself and the other Representatives

                                   SCHEDULE I

                                                               Amount
                                                          of Securities to
Underwriters                                                 be Purchased
- ------------                                              ----------------

NatWest Securities Limited
Dean Witter Reynolds Inc.
PaineWebber Incorporated
                                                             ----------
Total......................................................   1,000,000
                                                             ==========

                                       1